EXHIBIT 3 - CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
            INCORPORATION OF THE FIRST OF LONG ISLAND CORPORATION
            UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW





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                            CERTIFICATE OF AMENDMENT

                                       OF THE

                            CERTIFICATE OF INCORPORATION

                                      OF

                     THE FIRST OF LONG ISLAND CORPORATION

            UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

      The undersigned, being the President and the Secretary of The First of Long Island Corporation, do hereby certify and set forth:
      (1)  The name of the corporation is The First of Long
Island Corporation.
      (2) The certificate of incorporation of The First of Long Island Corporation was filed by the Department of State on the 8th day of February, 1984.
      (3) The certificate of incorporation of The First of Long Island Corporation is amended to increase the presently authorized 5,000,000 shares of common stock, par value $.10 per share, to 20,000,000 shares of common stock, par value $.10 per share.
      (4) To accomplish the foregoing amendment, Article "FIFTH" of the certificate of incorporation of The First of Long Island Corporation, which sets forth the aggregate number of shares of common stock, par value $.10 per share, the only class which this corporation has authority to issue, is hereby amended to read as follows:
                                      FIFTH
                                CAPITAL STOCK
      The aggregate number of shares which this corporation shall have authority to issue is 20,000,000 shares, par value $.10 each, which shall be known as "common stock."

      a. The holders of the common stock shall be entitled to
         receive dividends when and as legally declared by the
         Board of Directors.
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      b. The common stock may be allotted as and when the Board
         of Directors shall determine, and, under and pursuant to the laws of the State of New York, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate, the redemption price, the liquidation price, the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof. The Board of Directors shall also have the power to issue shares of stock of the corporation for cash, services, property, the securities or assets of other business enterprises, as it may from time to time deem expedient.

      c. At all elections of directors of the corporation, each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

      d. No holder of stock of the corporation shall have any preferential, preemptive or other rights of subscription to any shares of any class of stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the stock of the corporation of any class, or any right of subscription to any part thereof.

      (5) This amendment to the certificate of incorporation of The First of Long Island Corporation was authorized by vote of the Board of Directors followed by the affirmative vote of the holders of seventy (70%) percent of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on the 15th day of April, 1997, a quorum being present.

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      IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 25th day of June, 1997.

                                    BY /S/ J. WILLIAM JOHNSON
                                    J. William Johnson
                                    President

                                    BY /S/ ARTHUR J. LUPPINACCI, JR.
                                    Arthur J. Lupinacci, Jr.
                                    Secretary